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Exhibit 11.1

                                      SBE, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                         FOR THE THREE YEARS ENDED OCTOBER 31

                                                YEARS ENDED OCTOBER 31
                                          ---------------------------------
                                          1997          1996           1995
                                          ----          ----           ----
PRIMARY EARNINGS PER SHARE:
Net income (loss)                    $3,333,181    ($9,624,503)   ($4,567,971)

Average number of common shares
outstanding during the year           2,501,786      2,131,593      2,054,570

Assumed issuance of stock under the
employee and non-employee stock
option plans                            200,974             (a)            (a)

                                      ----------------------------------------
Weighted average common shares        2,702,760      2,131,593      2,054,570
                                      ----------------------------------------

Primary earnings (loss) per share         $1.23         ($4.51)        ($2.22)
                                      ----------------------------------------
                                      ----------------------------------------

FULLY DILUTED EARNINGS PER SHARE:
Average number of common shares
outstanding during the year           2,501,786      2,131,593      2,054,570

Assumed issuance of stock under the
employee and non-employee stock
option plans                            278,927             (a)            (a)

                                      ----------------------------------------
Weighted average common shares        2,780,713      2,131,593      2,054,570
                                      ----------------------------------------

Fully diluted (loss) earnings             $1.20         ($4.51)        ($2.22)
per share                             ----------------------------------------
                                      ----------------------------------------



(a) In loss years common share equivalents would have an anti dilutive effect on (loss) per share and therefore have been excluded.


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